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CONTACT

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Debra L. Nelson, Chief Financial Officer     Van Negris/Philip J. Denning
Ibis Technology Corporation                  Kehoe, White, Van Negris & Company, Inc.
(978) 777-4247                               (212) 396-0606
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FOR IMMEDIATE RELEASE
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                        IBIS TECHNOLOGY CORPORATION ELECTS
            LESLIE B. LEWIS AND LAMBERTO RAFFAELLI TO THE BOARD OF DIRECTORS

DANVERS, MA--November 12, 1998--Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer of Ibis 1000 high current oxygen implanters and supplier of SIMOX-SOI (Separation by Implantation of Oxygen/Silicon-on-Insulator) wafers to the semiconductor industry, today announced that Leslie B. Lewis and Lamberto Raffaelli, Ph.D. have been elected to the Board of Directors.

Mr. Leslie B. Lewis, 58, is Chairman, President, and Chief Executive Officer of Asahi/America, Inc. (Nasdaq: ASAM) which designs, manufactures and distributes thermoplastic valves, actuators and controls, piping systems, flow meters, filtration systems and related components for environmentally sensitive and semiconductor fab applications. He was appointed President and Chief Operating Officer in 1985, Chief Executive Officer in 1989, and Chairman of the Board of Directors in 1996, following the company's initial public offering. Mr. Lewis has been Vice Chairman and Trustee of the Lawrence Memorial Hospital, Director of Hallmark Health Services, Director of the Japan Society of Boston and Director of the International Association of Plastic Distributors.

Dr. Lamberto Raffaelli, 48, is Founder, President and Chief Executive Officer of ARCOM, Inc., Salem, New Hampshire, a rapidly growing company that designs and manufactures microwave and millimeter-wave wireless products for digital radios and other applications using the latest state of the art very high frequency monolithic integrated semiconductors. Prior to founding ARCOM, Dr. Raffaelli was the Director of Commercial Products for Alpha Industries in Woburn, Massachusetts, where he also served as Engineering Manager and Operations Manager. At Alpha, he was responsible for the development of commercial products centered around point-to-point radios, automotive radar applications and wireless television.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology stated, "The addition of Leslie B. Lewis and Lamberto Raffaelli brings exceptionally strong business experience to our board process. We welcome their singular understanding of the strategic and business challenges faced by our Company as we make progress toward establishing Ibis as the world's leading supplier of SIMOX-SOI wafers and implanters to the semiconductor industry.

"Recent leading edge advances in semiconductor technology based on Ibis' SIMOX-SOI by IBM and others reflect the growing acceptance of our SIMOX-SOI wafers and implanters by the semiconductor industry. Thus, we believe that the commercial phase is beginning and will grow over the next two years.


                                   -more-

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Ibis Technology Corporation
November 12, 1998
Page Two


"A key factor in Ibis' ultimate success will be our ability to quickly respond to evolving industry needs. Internally, we are continuing to make strategic investments in personnel, customer service, research and development and increased manufacturing capabilities for both implanters and wafers, as well as continuing the pace of our new product development.

"We regard the guidance of our exceptional Board of Directors as vital to our ultimate success in this challenging industry segment. We are very pleased to welcome Leslie and Lamberto to our Board. We believe that their wealth of knowledge and extensive experience in growing high technology companies will be especially valuable to Ibis going forward."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

Ibis Technology Corporation is an advanced materials company which manufactures Ibis 1000 high current oxygen implanters and supplies SIMOX-SOI wafers to the semiconductor industry. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on bulk silicon or epitaxial wafers. The Company produces SIMOX-SOI wafers on advanced proprietary Ibis 1000 oxygen implantation equipment, utilizing proprietary processing technologies which the Company believes will enable it to produce SIMOX-SOI wafers for demanding high volume commercial applications.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at: http://www.ibis.com


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